UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

MELT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-109990

(Commission File Number)

47-0925451

(IRS Employer Identification No.)

22912 Mill Creek Dr., Suite D, Laguna Hills, CA 92653

(Address of principal executive offices and Zip Code)

949-707-0456

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On March 7th, 2006, we came to the conclusion that our unaudited interim financial statements of our company for quarters ended June 30, 2006 and September 30, 2006 included in the Form 10-QSB quarterly reports filed on August 8, 2006 and November 14, 2006 should not be relied upon. The reason for this conclusion was our realization that, under United States generally accepted accounting principles, we had improperly accounted for recognition of franchise fee revenue. Previously, we had accounted for the revenue as being earned upon signing the franchise agreements because there was no right of return and minimal continuing obligation of the Company. Our revised revenue recognition policy will recognize the revenue once the franchisee has opened for business. We anticipate that our revenue for the quarter ended June 30, 2006 will decrease by $125,000 and deferred revenue will increase by $125,000. We anticipate that our revenue for the three months ended September 30, 2006 will decrease by $250,000 and deferred revenue will increase by $250,000. These amounts of deferred revenue will be recognized in future periods as the franchisees open for business or the franchise agreements are terminated. As a result of the revision to our accounting treatment for the item discussed above, we anticipate shortly filing amended 10-QSB’s for the interim periods affected.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent auditors, HJ Associates & Consultants, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin

Clive Barwin, President

Date: March 8, 2007